EXHIBIT 4.2

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                    THE INTERPUBLIC GROUP OF COMPANIES, INC.



                                       AND



                              THE BANK OF NEW YORK

                                     TRUSTEE

                           --------------------------

                          FIRST SUPPLEMENTAL INDENTURE


                           DATED AS OF AUGUST 22, 2001

                          ----------------------------



                            SUPPLEMENTAL TO INDENTURE


                          DATED AS OF OCTOBER 20, 2000


                          ----------------------------


                   CREATING A SERIES OF SECURITIES DESIGNATED


                              7 1/4% NOTES DUE 2011



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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............1

     SECTION 1.01.   DEFINITIONS...............................................1

ARTICLE 2 THE 2011 NOTES.......................................................4

     SECTION 2.01.   DESIGNATION OF 2011 NOTES; ESTABLISHMENT OF FORM..........4
     SECTION 2.02.   RESTRICTIVE LEGENDS.......................................5
     SECTION 2.03.   SECURITY REGISTRAR AND PAYING AGENT.......................8
     SECTION 2.04.   TRANSFER AND EXCHANGE.....................................8
     SECTION 2.05.   BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES....................9
     SECTION 2.06.   SPECIAL TRANSFER PROVISIONS..............................11
     SECTION 2.07.   AMOUNT...................................................14
     SECTION 2.08.   INTEREST.................................................14
     SECTION 2.09.   LIQUIDATED DAMAGES.......................................14
     SECTION 2.10.   DENOMINATIONS............................................14
     SECTION 2.11.   PLACE OF PAYMENT.........................................14
     SECTION 2.12.   REDEMPTION...............................................14
     SECTION 2.13.   STATED MATURITY..........................................15
     SECTION 2.14.   DISCHARGE OF LIABILITY ON 2011 NOTES.....................15
     SECTION 2.15.   OTHER TERMS OF 2011 NOTES................................15

ARTICLE 3 AMENDMENTS TO THE INDENTURE.........................................15

     SECTION 3.01.   PROVISIONS APPLICABLE ONLY TO 2011 NOTES.................15
     SECTION 3.02.   CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES...........15
     SECTION 3.03.   CROSS DEFAULT............................................15
     SECTION 3.04.   BANKRUPTCY PROCEEDING....................................16

ARTICLE 4 MISCELLANEOUS.......................................................16

     SECTION 4.01.   INTEGRAL PART............................................16
     SECTION 4.02.   ADOPTION, RATIFICATION AND CONFIRMATION..................16
     SECTION 4.03.   COUNTERPARTS.............................................16
     SECTION 4.04.   GOVERNING LAW............................................16
     SECTION 4.05.   CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST
                     INDENTURE ACT OF 1939 ...................................17
     SECTION 4.06.   EFFECT OF HEADINGS.......................................17
     SECTION 4.07.   SEVERABILITY OF PROVISIONS...............................17
     SECTION 4.08.   SUCCESSORS AND ASSIGNS...................................17
     SECTION 4.09.   BENEFIT OF INDENTURE.....................................17
     SECTION 4.10.   ACCEPTANCE BY TRUSTEE....................................17

SIGNATURES ...................................................................18

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                  FIRST SUPPLEMENTAL INDENTURE, dated as of August 22, 2001, between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (herein called the "COMPANY"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (herein called the "TRUSTEE").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 20, 2000 (the "BASE INDENTURE"), providing for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (herein called the "SECURITIES"), to be issued in one or more series as provided in the Base Indenture;

                  WHEREAS, Section 9.01(7) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

                  WHEREAS, Section 3.01 of the Base Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Base Indenture;

                  WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE") to supplement the Base Indenture insofar as it will apply only to a series of 7 1/4%Notes due 2011 issued hereunder and offered pursuant to the Offering Memorandum (the "2011 NOTES") (and not to any other series); and

                  WHEREAS, all things necessary have been done to make the 2011 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities, as follows:

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01. DEFINITIONS. For all purposes of the Indenture relating to the series of Securities (consisting of 2011 Notes) created hereby, except as otherwise expressly provided or unless the context otherwise requires:

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         (1)      the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture;

         (3) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein, have the meanings assigned to them therein;

         (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (5) the word "including" (and with correlative meaning "include") means including, without limiting the generality of, any description preceding such term; and

         (6) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

         "AGENT" means an Security Registrar, co-Security Registrar or Paying Agent.

         "AGENT MEMBERS" has the meaning set forth in Section 2.05(a).

         "BASE INDENTURE" has the meaning provided in the Recitals of the Company.

         "COMPANY" has the meaning provided in the Preamble.

         "EXCHANGE NOTES" means any Securities of the Company containing terms identical to the 2011 Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the 2011 Notes pursuant to the Registration Rights Agreement and the Indenture.

         "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

         "GLOBAL NOTES" has the meaning provided in Section 2.01.

         "INDENTURE" has the meaning provided in the Recitals of the Company.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTEREST PAYMENT DATE" means February 15 and August 15 of each year.

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         "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

         "OFFERING MEMORANDUM" means the Offering Memorandum dated as of August 17, 2001, relating to the Company's 71/4% Notes due 2011.

         "OFFSHORE GLOBAL NOTES" has the meaning provided in Section 2.01.

         "OFFSHORE LEGEND" means the legend initially set forth on the 2011 Notes in the form set forth in Section 2.02.

         "OFFSHORE PHYSICAL NOTES" has the meaning provided in Section 2.01.

         "PERMANENT OFFSHORE GLOBAL NOTES" has the meaning provided in Section 2.01.

         "PHYSICAL ACCREDITED INVESTOR NOTES" has the meaning provided in
Section 2.01.

         "PHYSICAL NOTES" has the meaning provided in Section 2.01.

         "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of August 17, 2001, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "REGISTRATION STATEMENT" means the Registration Statement as defined and described in the Registration Rights Agreement.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S DISTRIBUTION COMPLIANCE PERIOD" means the period between the Closing date and the later of 41st day after the Closing date and receipt by the Company and the Trustee of a certificate attached hereto as Annex A to Exhibit A-3.

         "RULE 144A" means Rule 144A under the Securities Act.

         "SECURITIES" has the meaning provided in the Recitals of the Company.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

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         "SUPPLEMENTAL INDENTURE" has the meaning provided in the Recitals of the Company.

         "TEMPORARY OFFSHORE GLOBAL NOTE" has the meaning provided in Section 2.01.

         "TRUSTEE" has the meaning provided in the Preamble.

         "2011 NOTES" has the meaning provided in the Recitals of the Company. For all purposes of the Indenture, the term "2011 Notes" shall include the 2011 Notes initially issued on the Closing Date and any Exchange Notes to be issued and exchanged for any 2011 Notes pursuant to the Registration Rights Agreement. For purposes of the Indenture, all 2011 Notes shall together constitute one series of 2011 Notes under the Indenture.

         "U.S. GLOBAL NOTES" has the meaning provided in Section 2.01.

         "U.S. PHYSICAL NOTES" means the 2011 Notes issued in the form of permanent certificated 2011 Notes in registered form in substantially the form set forth in Exhibit A-2 to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) who purchased Notes pursuant to Regulation D of the Securities Act.

                                    ARTICLE 2
                                 THE 2011 NOTES

         SECTION 2.01. DESIGNATION OF 2011 NOTES; ESTABLISHMENT OF FORM. There shall be a series of Securities designated "7 1/4 % Notes due 2011" of the Company, and the form thereof shall be substantially in the forms as set forth in Exhibits A-1 to A-5 hereto, which are incorporated into and shall be deemed a part of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture or this Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2011 Notes, as evidenced by their execution of the 2011 Notes. Each 2011 Note shall be dated its date of authentication. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  2011 Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global 2011 Notes in registered form, substantially in the form set forth in Exhibit A-1 (the "U.S. GLOBAL NOTES"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided for in the Indenture. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

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                  2011 Notes offered and sold in reliance on Regulation D of the
Securities Act shall be issued initially in the form of one or more permanent certificated 2011 Notes in registered form, substantially in the form set forth in Exhibit A-2 (each, a "PHYSICAL ACCREDITED INVESTOR NOTE"), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  2011 Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global 2011 Notes in registered form substantially in the form set forth in Exhibit A-3 (the "TEMPORARY OFFSHORE GLOBAL NOTES"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time on or after the end of the Regulation S Distribution Compliance Period, upon receipt by the Trustee and the Company of a certificate substantially in the form of Annex A to Exhibit A-3 hereof, one or more permanent global 2011 Notes in registered form substantially in the form set forth in Exhibit A-4 (each, a "PERMANENT OFFSHORE GLOBAL NOTE", and together with the Temporary Offshore Global Notes, the "OFFSHORE GLOBAL NOTES") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Notes in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Notes transferred.

                  2011 Notes issued pursuant to Section 2.06 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated 2011 Notes in registered form substantially in the form set forth in Exhibit A-5 hereto the ("OFFSHORE PHYSICAL NOTES").

                  The Offshore Physical Notes and Physical Accredited Investor Notes are sometimes collectively herein referred to as the "PHYSICAL NOTES." The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the "GLOBAL Notes."

                  The definitive 2011 Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the 2011 Notes may be listed, all as determined by the Officers executing such 2011 Notes, as evidenced by their execution of such 2011 Notes.

         SECTION 2.02. RESTRICTIVE LEGENDS. Unless and until a 2011 Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Notes and Physical Accredited Investor Notes (if any) shall bear the legend set forth below on the face thereof (the "Private Placement Legend"):

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         PRIVATE PLACEMENT LEGEND

         "THE SECURITY EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE INTERPUBLIC GROUP OF COMPANIES, INC., OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                  (ii) the Offshore Physical Notes (if any) and Offshore Global Notes shall bear the legend set forth below ("OFFSHORE LEGEND") on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Annex A to Exhibit A-3 hereto.

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         OFFSHORE LEGEND

         "THE SECURITY EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE REGULATION S DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE INDENTURE) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (B) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 144A AND (3) AGREES THAT NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN THE PERMANENT REGULATION S GLOBAL SECURITY EXCEPT ON OR AFTER THE TERMINATION OF THE REGULATION S DISTRIBUTION COMPLIANCE PERIOD AND UPON DELIVERY OF THE OWNER AND DEPOSITARY CERTIFICATIONS RELATING TO SUCH INTEREST IN ACCORDANCE WITH THE INDENTURE. AS USED HEREIN THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE
         INTERPUBLIC GROUP OF COMPANIES, INC. OR ITS AGENT FOR
         REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
         CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS

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         REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
         TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
         TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
         LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE FIRST SUPPLEMENTAL
         INDENTURE."

         SECTION 2.03. SECURITY REGISTRAR AND PAYING AGENT. The Company initially appoints the Trustee as Security Registrar, Paying Agent and agent for service of notices and demands with respect to the 2011 Notes. The Company may have one or more co-Security Registrars and one or more additional Paying Agents.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to the Indenture. The agreement shall implement the provisions of the Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Security Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Security Registrar, Paying Agent or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; PROVIDED that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Security Registrar, co-Security Registrar and/or agent for service of notices and demands.

         SECTION 2.04. TRANSFER AND EXCHANGE. The 2011 Notes are issuable only in registered form. A Holder may transfer a 2011 Note only by written application to the Security Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the 2011 Note is registered as the owner thereof for all purposes whether or not the 2011 Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be

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effected only through a book entry system maintained by the Holder of such
Global Note (or its agent) and that ownership of a beneficial interest in the 2011 Note shall be required to be reflected in a book entry. When 2011 Notes are presented to the Security Registrar or a co-Security Registrar with a request to register the transfer or to exchange them for an equal principal amount of 2011 Notes of other authorized denominations (including an exchange of 2011 Notes for Exchange Notes), the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such 2011 Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Security Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); PROVIDED that no exchanges of 2011 Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any 2011 Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate 2011 Notes at the Security Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the 2011 Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.04 or
9.06 of the Base Indenture).

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any 2011 Note (including any transfers between or among Agent members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.05.     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

                  (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any 2011 Note.

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                  (b)      Transfers of a Global Note shall be limited to
transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.06. In addition, Physical Accredited Investor Notes and Offshore Physical Notes (if any) shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.06.

                  (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.05, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Accredited Investor Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

                  (e) In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.05, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of Physical Accredited Investor Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

                  (f) Any Physical Accredited Investor Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.05 shall, except as otherwise provided by paragraph (e) of Section 2.06, bear the legend regarding transfer restrictions applicable to the Physical Accredited Investor Note set forth in Section 2.02.

                  (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.05 shall, except as otherwise provided by paragraph (e) of
Section 2.06, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

                  (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the 2011 Notes.

         SECTION 2.06.     SPECIAL TRANSFER PROVISIONS. Unless and until a 2011
Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a 2011 Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any 2011 Note, whether or not such 2011 Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the 2011 Notes being transferred is less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph
         (i) above and (y) instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Accredited Investor Notes of like tenor and amount.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a 2011 Note to a QIB (excluding Non-U.S. Persons):

                  (i) If the 2011 Note to be transferred consists of (x) either Offshore Physical Notes prior to the removal of the Offshore Legend or Physical Accredited Investor Notes, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of 2011 Note stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of 2011 Note stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the 2011 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the 2011 Note to be transferred consists of either Offshore Physical Notes prior to removal of the Offshore Legend or Physical Accredited Investor Notes, upon receipt by the Security Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the Offshore Physical Notes or Physical Accredited Investor Notes to be transferred, and the Trustee shall cancel the Offshore Physical Notes or Physical Accredited Investor Notes so transferred.

                  (c) TRANSFERS OF INTERESTS IN THE OFFSHORE GLOBAL NOTES OR OFFSHORE PHYSICAL NOTES. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes or Offshore Physical Notes:

                  (i) prior to the removal of the Offshore Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to Section 2.02, the Security Registrar shall refuse to register such transfer unless such transfer complies with Section 2.06(b) or Section 2.06(d), as the case may be, and

                  (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

                  (d) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a 2011 Note to a Non-U.S. Person:

                  (i) The Security Registrar shall register any proposed transfer to any Non-U.S. Person only upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Security Registrar of (x) the document required by paragraph (i) and
         (y) instructions in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the Physical Accredited Investor Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

                  (e) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of 2011 Notes not bearing the Private Placement Legend, the Security Registrar shall deliver 2011 Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of 2011 Notes bearing the Private Placement Legend, the Security Registrar shall deliver only 2011 Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.02, (ii) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.06 exist or (iii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (f) GENERAL. By its acceptance of any 2011 Note bearing the Private Placement Legend, each Holder of such a 2011 Note acknowledges the restrictions on transfer of such 2011 Note set forth in the Indenture and in the Private Placement Legend and agrees that it will transfer such 2011 Note only as provided in the Indenture. The Security Registrar shall not register a transfer of any 2011 Note unless such transfer complies with the restrictions on transfer of such 2011 Note set forth in this Supplemental Indenture. In connection with any transfer of 2011 Notes, each Holder agrees by its acceptance of the 2011 Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.05 or this Section
2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.07. AMOUNT. The Trustee shall authenticate and deliver 2011 Notes for original issue in an aggregate principal amount of up to $500,000,000 upon a Company Order for the authentication and delivery of 2011 Notes. The Company may, subject to Article 10 of the Base Indenture and applicable law issue additional 2011 Notes. The 2011 Notes issued originally issued hereunder, together with any additional 2011 Notes subsequently issued, shall be treated as a single class for purposes of the Indenture.

         SECTION 2.08. INTEREST. The principal of the 2011 Notes shall bear interest at the rate of 7 1/4 % per annum from August 22, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 2002, to the Persons in whose names the 2011 Notes are registered at the close of business on January 31 or July 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the 2011 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         SECTION 2.09. LIQUIDATED DAMAGES. Liquidated Damages with respect to the 2011 Notes shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

         SECTION 2.10. DENOMINATIONS. The 2011 Notes shall be in fully registered form without coupons in denominations of $1,000 of principal amount or any integral multiple thereof, except that certificated 2011 Notes will be in denominations of $250,000 of principal amount and any integral multiples of $1,000 in excess thereof.

         SECTION 2.11. PLACE OF PAYMENT. The Place of Payment for the 2011 Notes and the place or places where the 2011 Notes may be surrendered for registration of transfer, exchange, repurchase or redemption and where notices may be given to the Company in respect of the 2011 Notes is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         SECTION 2.12. REDEMPTION. There shall be no sinking fund for the retirement of the 2011 Notes.

                  (a) The Company, at its option, may redeem the 2011 Notes at any time in accordance with the provisions and at the Redemption Price set forth under the caption "Optional Redemption" in the 2011 Notes and in accordance with the provisions of the Indenture.

         SECTION 2.13. STATED MATURITY. The date on which the principal of the 2011 Notes is due and payable, unless earlier accelerated, redeemed or repurchased pursuant to the Indenture, shall be August 15, 2011.

         SECTION 2.14. DISCHARGE OF LIABILITY ON 2011 NOTES. The 2011 Notes may be discharged by the Company in accordance with the provisions of Article Four of the Base Indenture.

         SECTION 2.15. OTHER TERMS OF 2011 NOTES. Without limiting the foregoing provisions of this article, the terms of the 2011 Notes shall be as set forth in the form of the 2011 Notes set forth in Exhibits A1-A5 hereto and as provided in the Indenture.

                                    ARTICLE 3
                           AMENDMENTS TO THE INDENTURE

         SECTION 3.01. PROVISIONS APPLICABLE ONLY TO 2011 NOTES. The provisions contained in this Article Three shall apply to the 2011 Notes only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2011 Notes and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any 2011 Notes Outstanding.

         SECTION 3.02. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Indenture is hereby amended, subject to Section 3.01 hereof and with respect to the 2011 notes only, by changing each reference to "Subsidiary" and "Subsidiaries" in Section 10.03 and 10.05 of the Base Indenture to "Restricted Subsidiary" and "Restricted Subsidiaries," respectively.

         SECTION 3.03. CROSS DEFAULT. The Indenture is hereby amended, subject to Section 3.01 hereof and with respect to the 2011 Notes only, by replacing paragraph (5) of Section 5.01 with the following paragraph:

                  (5) an event of default, as defined in any mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company (whether such Indebtedness now exists or shall hereafter be created or incurred, but excluding Indebtedness outstanding under the 2011 Notes) shall occur and shall result in Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured or such acceleration shall not be rescinded or annulled in each case within 10 days after written notice to the Company from the Trustee or to the Company and to the Trustee from the Holders of at least twenty-five percent in aggregate principal amount of the Outstanding Notes specifying such event of default and requiring the Company to cure such default in payment or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; PROVIDED, HOWEVER, that it shall not be an Event of

         Default if the principal amount of Indebtedness which is not paid at maturity or the maturity of which is accelerated is equal to or less than $20,000,000; PROVIDED FURTHER that if, prior to a declaration of acceleration of the maturity of the Notes or the entry of judgment in favor of the Trustee in a suit pursuant to Section 5.03, such default shall be remedied or cured by the Company or waived by the holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Notes and PROVIDED FURTHER that, subject to Sections 6.01 and 6.02, the Trustee shall not be charged with knowledge of any such default unless written notice of such default shall have been given to the Trustee by the Company, by a holder or an agent of a holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of at least five percent in aggregate principal amount of the Notes at the time outstanding; or

         SECTION 3.04. BANKRUPTCY PROCEEDING. The Indenture is hereby amended, subject to Section 3.01 hereof and with respect to the 2011 Notes only, by inserting the phrase "or stayed" after the word "dismissed" in clause (ii) of paragraph (7) of Section 5.01.

                                    ARTICLE 4
                                  MISCELLANEOUS

         SECTION 4.01. INTEGRAL PART. This Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the 2011 Notes only.

         SECTION 4.02. ADOPTION, RATIFICATION AND CONFIRMATION. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

         SECTION 4.03. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 4.04. GOVERNING LAW. THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

         SECTION 4.05. CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extend that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

         SECTION 4.06. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 4.07. SEVERABILITY OF PROVISIONS. In case any provision in the Indenture or in the 2011 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 4.08. SUCCESSORS AND ASSIGNS. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         SECTION 4.09. BENEFIT OF INDENTURE. Nothing in the Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the 2011 Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

         SECTION 4.10. ACCEPTANCE BY TRUSTEE. The Trustee accepts the amendments to the Base Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                   By   /s/ Steven Berns
                                        ---------------------------------------
                                        Name:   Steven Berns
                                        Title:  Vice President and Treasurer


[SEAL]

         Attest:


         /s/ Nicholas J. Camera
         -------------------------
Name:    Nicholas J. Camera
Title:   Senior Vice President, General
         Counsel and Secretary


                                   THE BANK OF NEW YORK
                                        as Trustee

                                   By:  /s/ Michael C. Daly
                                        ---------------------------------------
                                   Name:    Michael C. Daly
                                        ---------------------------------------
                                   Title:   Assistant Vice President
                                        ---------------------------------------